Nathaniel T. Bradley, CEO One Commerce Square 2005 Market St, Ste 2400 Philadelphia, PA 19103 +1 (844) DATA-400 www.dvlt.ai Summary of Terms May 30, 2026 Except as expressly provided in the sections titled ‘Transaction Fees; Exclusive Provider,’ ‘Confidentiality; ‘Publicity,’ ‘Fees and Expenses,’ ‘Governing Law,’ and ‘Expiration,’ this term sheet is non-binding. The section titled “Transaction Fees; Exclusive Provider” section is fully binding on the Company and the Investor (as defined below) upon execution hereof. Issuer: Datavault AI Inc., a Delaware corporation (the “Company”). Investor: Investment Fund formed by Caprock Securities Pty Ltd or an affiliate. HELMEX FINANCIAL LLP. (“HMX”) and/or HELMEX GLOBAL LLP and/or one or more of its affiliates, designees or approved co-investors to invest and operate through the Investment Fund (collectively, the “Investor”). Amount of Financing The initial tranche (first tranche of a total of four successive tranches) is expected to represent a capital injection of the equivalent value by the Investor in the amount of $500,000,000 (the “Initial Tranche”). The Initial Tranche is intended to complete the first phase of the Investor's financial investment and acquisition of shares in the Company’s share as shall be set forth in the Definitive Agreements (as defined below) which terms this Term Sheet is directly related to and conditionate to. The parties intend the Initial Tranche to provide an immediately executable operational bridge toward the completion of the Transaction (as defined below), establish market credibility, and support the Company’s tokenization and exchange infrastructure strategy. The global transaction contemplates a total purchase price equivalent to $2,000,000,000 (the “Transaction”), which the Investor will inject as Preferred Units to be monetized, for the purchase of between a minimum of 1,000,000,000 to approximately 1,290,400,000 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) and/or newly designated preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock” and together with the Common Stock, the “Securities”), issued in four tranches of a minimum of 250,000,000 to approximately 322,600,000 shares of capital for $500,000,000 per tranche (each such tranche after

Nathaniel T. Bradley, CEO One Commerce Square 2005 Market St, Ste 2400 Philadelphia, PA 19103 +1 (844) DATA-400 www.dvlt.ai the Initial Tranche, the “Second Tranche,” “Third Tranche,” and “Fourth Tranche” together with the First Tranche, are collectively referred to as the “Tranches” and each, a “Tranche”). The capital stock to be issued to the Investor in the Initial Tranche shall be comprised of shares of Common Stock and/or Preferred Stock as will be defined in the Definitive Agreements to which this term sheet is subject. Type of Securities: Preferred Stock of the Company with the rights and preferences in favor of the Investor that will set forth in the Definitive Agreements. The Securities issued at the closing of each Tranche will be entitled to all rights accorded to holders of Common Stock or the same series of Preferred Stock, as applicable, subject to applicable securities laws and the Definitive Agreements. Notwithstanding the definition or classification of the shares whose acquisition is legally authorized, such acquired shares must necessarily confer upon [HMX / the Investor] the same political, economic, and corporate ownership rights in their entirety with respect to patents, intellectual property, and all other decision-making rights of control on the Board of Directors, by virtue of the Investor’s ownership interest. Type of Offering: Private placement of the Securities shall be exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D. Investor will be an accredited investor, qualified institutional buyer, or other eligible investor acceptable to the Company. The Definitive Agreements will include customary private placement representations. Considerati on: The purchase price per share of the Securities is expected to be from a minimum of $[1.55], to a maximum of $[2.00], subject to adjustment for recapitalizations, stock splits, stock dividends and similar transactions, and subject to agreement between the parties be reflected in the Definitive Agreements. The purchase price will be negotiated by the parties pursuant to arms-length negotiations as a result the transaction involving an investment of a majority position in the Company, the contemplated governance and other rights of the Investor, and the contemplated rights of the Investor related to the intellectual property of the Company.

Nathaniel T. Bradley, CEO One Commerce Square 2005 Market St, Ste 2400 Philadelphia, PA 19103 +1 (844) DATA-400 www.dvlt.ai At each closing, the applicable Investor will pay the purchase price by assigning, transferring and delivering to the Company Preferred Units, having an independently determined fair market equivalent value of $500,000,000 for the applicable tranche. No Investor will be required to assign, transfer or deliver the Preferred Units until the applicable closing date and concurrent receipt of evidence of issuance of the applicable Securities from the Company’s transfer agent in form and substance reasonably acceptable to such Investor. Transaction Fees; Exclusive Provider: The Company will contribute, as a binding obligation under this term sheet, the administrative, operational and structuring costs necessary to proceed with the structuring of the Investment Fund in an amount equal to 5% of the $500,000,000 Initial Tranche, or $25,000,000, which amount in respect of the Initial Tranche shall be paid by the Company in cash by wire transfer not later than June 1, 2026, to the account designated for such purpose by HMX at the regulated financial platform of CAPROCK SECURITIES PTY LTD, the Investment Fund Manager, a financial institution working under license and supervised primarily by the Australian Securities and Investment Commission (ASIC). The Definitive Agreements will provide that, to prepare the closing of each additional Tranche (by financially structured tranche of $500,000,000 each one), the Company will pay to the Investment Fund Manager Company an additional transaction fee in the aggregate amount of $25,000,000, with aggregate transaction fees not to exceed $100,000,000 across the closings of all Tranches; provided, that the additional $25,000,000 transaction fee payable by the Company with respect to the closing of the Second Tranche may be paid by the Company in cash, Bitcoin or combination thereof, with the form of such payment to be determined by the parties prior agreement. [The Investor opens the possibility to the Company to be beneficiary of 5% of the first monetization to access the fees of the second and successive later tranches. Said access is subject of an agreement that will compensate the Investor in a fair equivalent income, corresponding to the gain that the Company will obtain through the Investor’s approval set forth on the main final agreement to be completed between the parties.]

Nathaniel T. Bradley, CEO One Commerce Square 2005 Market St, Ste 2400 Philadelphia, PA 19103 +1 (844) DATA-400 www.dvlt.ai The Investor agrees that, from and after the date on which this term sheet is executed by both parties, all the Investor’s tokenomic projects, worldwide, will be exclusively handle through the Company, unless otherwise mutually agreed. Anticipated Timing; Closing Mechanics: The parties intend to execute this term sheet promptly, with an objective of signing no later than May 30, 2026. The Initial Tranche’s manufacturing and monetization process is targeted for 3–4 weeks on an aggressive basis and 6–8 weeks as the outside operational expectation, with the Initial Tranche and related definitive documentation targeted for completion by July 30, 2026. It is contemplated that the closing of the Initial Tranche would occur no earlier than the first Business Day and no later than the forty-fifth Business Day after execution of the Master Purchase Agreement, with each subsequent closing occurring no later than the forty-fifth Business Day after the prior closing. Conditions to Closing: The closing of each Tranche, excluding the Company’s costs set forth herein, will be subject to customary conditions, including satisfactory completion of due diligence by the parties; compliance, as well as the verification, if applicable, of the legal and administrative requirements of the SEC (USA), its associated regulators, Nasdaq, ASIC verifications, and, if necessary, banking regulators (ECB); execution of definitive transaction documents, including a Master Purchase Agreement and Registration Rights Agreement; accuracy of representations and warranties; performance of pre-closing covenants; absence of injunctions, trading suspensions, delisting threats or a Material Adverse Effect; receipt of all necessary consents and approvals, including stockholder approval; filing of necessary charter amendments; delivery of customary closing documents; payment of the applicable Transaction Fee described above; completion and acceptance of the independent valuation of the Preferred Units; and satisfaction of credit facility and collateral documentation requirements applicable to the Preferred Units. Notwithstanding the foregoing, the closing of (i) the Initial Tranche (excluding the cost to be borne in advance by the Company, as set forth herein, to cover the investment injection of the Preferred Units, equivalent to 5% of their par value), shall be subject to (a) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any EU or other foreign regulatory approvals in connection with the Transaction, (b)

Nathaniel T. Bradley, CEO One Commerce Square 2005 Market St, Ste 2400 Philadelphia, PA 19103 +1 (844) DATA-400 www.dvlt.ai conclusion of the Committee on Foreign Investment in the United States that the President of the United States has not taken action to block or prevent the Transaction and no requirements or conditions to mitigate any national security concerns have been imposed on the Company, and (c) the Company’s determination that it will be able to monetize the Preferred Units; and (ii) Tranche Two shall be subject to (a) the closing of the Initial Tranche, (b) the Company’s receipt of a fairness opinion for the Transaction by an independent investment bank selected by the Company in its sole discretion, (c) the Company’s determination of the accounting treatment of the Transaction, and (d) the Company’s determination that it will be able to monetize the Preferred Units. Use of Proceeds: Ideally, 90% of the net proceeds are to be used by the Company to fund real-world asset tokenization projects and service debt, and the remaining 10% of net proceeds may be used for general corporate purposes. This is subject to the discussions and final approvals between the parties. Registratio n Rights: At signing of the Definitive Agreements, the Company will execute a Registration Rights Agreement providing customary resale registration rights for the Shares. The Investor will hold such registration rights in the same proportion as the share volume of its stake, including the rights attached to the Common Stock and the Preferred Stock within the Company. Governance Matters: Upon the completion of the closing of each Tranche, the Investor shall have the right to designate one (1) director to the Company’s Board of Directors (each, an “Investor Designee”) and the Company shall take all necessary corporate action to cause such designees to be appointed to the Company’s Board of Directors (the “Board”) at or promptly following each such closing. [Upon the closing of the Fourth Tranche, the Investor shall have the right to designate the Chairman of the Board from the Investor Designees. The Investor designees must qualify as independent under applicable Nasdaq rules, and the Company will nominate Nathaniel Bradley and Brett Moyer for re-election through the 2028 annual meeting. Promptly following the closing of the Initial Tranche, the Company will form an investment committee comprised of the Company’s Chief Executive Officer, the Company’s Chief Financial Officer and one Investor designee, with

Nathaniel T. Bradley, CEO One Commerce Square 2005 Market St, Ste 2400 Philadelphia, PA 19103 +1 (844) DATA-400 www.dvlt.ai authority subject of the parties prior agreement to approve Company tokenization projects funded solely by the Company. Restrictions ; Put Option/Call Option The Securities will be subject only to restrictions required by applicable securities laws, the Registration Rights Agreement and any lock-up expressly agreed to by the Investor in the Definitive Agreements. The Investor and the Company agree to negotiate in good faith the terms and conditions of the put option/call option provisions set forth in the initial draft of the Master Purchase Agreement circulated by the Company to the Investor prior to the execution hereof. Definitive Agreements ; Representat ions: The investment will be made pursuant to a Master Purchase Agreement, including all necessary exhibits including the exhibit describing the units transfer and collateral documentation, the Registration Rights Agreement, a certificate of amendment to the Certificate of Incorporation of the Company, if necessary, a Certificate of Designation of Preferences, Rights and Limitations of the Preferred Stock, if applicable, any side letters, and other agreements, certificates, instruments and documents reasonably required in connection with the contemplated credit facility and the issuance of the Securities (collectively, the “Definitive Agreements”). The Definitive Agreements will include customary public-company PIPE representations, warranties, covenants, indemnification and specific performance provisions. Confidentia lity; Publicity: The existence and terms of this term sheet, the negotiations and the transaction will remain confidential except as required by law, SEC rules, Nasdaq rules or the Definitive Agreements to which this term sheet is subject. The Company will not publicly announce the transaction or disclose the name of the Investor, or any affiliate or adviser of the Investor without the prior written consent of the Investor, except to the extent required by law, SEC staff request or Nasdaq rules, and the Company will provide the Investor a reasonable advance opportunity to review and comment on any required disclosure to the extent legally permissible. Fees and Expenses: Each party shall be responsible for its own legal fees and expenses incurred in connection with the transactions contemplated herein, including the negotiation of this Term Sheet, other than the Transaction Fees discussed above.

Nathaniel T. Bradley, CEO One Commerce Square 2005 Market St, Ste 2400 Philadelphia, PA 19103 +1 (844) DATA-400 www.dvlt.ai Governing Law: This term sheet will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts-of-law principles that would require application of another jurisdiction’s laws, except to the extent mandatory principles of Delaware law apply. Expiration: The offer set forth in this term sheet will expire if not executed by the Company and the Investor prior to 5:00 p.m., New York City time, on May 30, 2026, unless extended in writing by the Investor in its sole discretion. The parties have signed this term sheet as of the date above written, as a reflection of their understanding of the principal terms of an investment. Datavault AI Inc. By: NATHANIEL BRADLEY Title: PRESIDENT HELMEX GLOBAL LLP By: CAMILO SANCHEZ RODRIGUEZ Title: PRESIDENT